THIRD QUARTER 2013 Supplemental Financial Data

Third Quarter 2013 Supplemental Financial Data Table of Contents Company Profile 3 Highlights of the Third Quarter 2013 and Subsequent Event 4 AFFO Guidance 5 Consolidated Statements of Operations 6 Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders 7 Notes to Consolidated Statements of Operations and Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders 8 Consolidated Balance Sheets 9 Consolidated Statements of Cash Flows 10 Real Estate Loan Portfolio, Capital Expenditures 11 Physical and Average Economic Occupancy and Same Store Financial Data 12 Definitions of Non-GAAP Measures 13

Third Quarter 2013 Supplemental Financial Data Page 3 Preferred Apartment Communities, Inc. Preferred Apartment Communities, Inc. (NYSE MKT: APTS), or the Company, is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 10% of our total assets in other real estate related investments, as determined by our manager as appropriate for us. We have elected to be taxed as a REIT for U.S. federal income tax purposes, commencing with our tax year ended December 31, 2011. Forward-Looking Statements “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings and performance are, by definition, and certain other statements in this Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, performance, achievements or transactions expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition; and market trends in our industry, interest rates, real estate values, the debt securities markets and the general economy. Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Supplemental Financial Data Report. We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the twelve months ended December 31, 2012 that was filed with the Securities and Exchange Commission, or SEC, on March 15, 2013, which discusses various factors that could adversely affect our financial results. Such risk factors and information may have been updated or supplemented by our Form 10-Q and Form 8-K filings and other documents filed from time to time with the SEC.

PREFERREDAPARTMENT | COMMUNITIES®

Highlights of the Third Quarter 2013 and Subsequent Event:

	Three months ended:		Nine months ended:	
	9/30/2013	9/30/2012	9/30/2013	9/30/2012
Revenues	$ 8,752,275	$ 3,243,251	$ 22,411,942	$ 8,739,133
AFFO (plus preferred dividends)	$ 3,036,050	$ 981,055	$ 7,626,264	$ 2,656,364
Preferred dividends	(973,069)	(163,059)	(2,769,001)	(242,744)
AFFO	$ 2,062,981	$ 817,996	$ 4,857,263	$ 2,413,620
Cash flow from Operations	$ 2,835,304	$ 1,225,510	$ 6,075,055	$ 3,022,896
Total assets	$ 279,826,140	$ 116,872,812	$ 279,826,140	$116,872,812
Weighted average Common Stock and Units outstanding:	11,148,347	5,178,822	8,303,735	5,169,467

- Funds From Operations, or FFO, was $2,660,575, or $0.24 per weighted average common share and unit outstanding for the third quarter of 2013, an increase of approximately 202% from our FFO result of $881,543, or $0.17 per weighted average common share and unit outstanding for the third quarter of 2012. (1)
- Total revenues increased approximately $5.5 million, or approximately 170%, for the third quarter of 2013 compared to the third quarter of 2012.
- Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders, or AFFO, was $2,062,981 for the third quarter of 2013, an increase of 152% from our AFFO of $817,996 for the third quarter of 2012. (1) AFFO is calculated after deductions for all preferred dividends.
- Cash flow from operations for the third quarter of 2013 was $2,835,304. This represents an increase of approximately $1.6 million, or 131% compared to net cash provided by operating activities for the third quarter of 2012.
- As of September 30, 2013, our total assets were approximately $280 million, an increase of approximately $163 million, or 139% compared to our total assets of $117 million at September 30, 2012.
- Same store property revenues grew 3.8% to $2,002,979 for the third quarter of 2013, compared to $1,929,664 for the third quarter of 2012. (2)
- As of September 30, 2013, our aggregate physical occupancy was 95.4%.
- On July 15, 2013, we closed a mezzanine loan of up to approximately $6.9 million to partially finance the construction of a 568-bed student housing project located adjacent to the campus of the University of West Georgia in Carrollton, Georgia. At September 30, 2013, the aggregate funded amount of the loan was approximately $2.1 million. The loan includes an option to purchase the property once developed and stabilized.
- On August 21, 2013, we closed a bridge loan of up to approximately $1.7 million to finance the acquisition of land in order to develop a planned 536-bed student housing project located adjacent to the campus of Mississippi State University in Starkville, Mississippi.
- On August 29, 2013, we closed a mezzanine loan of up to approximately $10.3 million to partially finance the construction of a 247-unit multifamily community in Williamsburg, Virginia. At September 30, 2013, the aggregate funded amount of the loan was approximately $5.7 million. The loan includes an option to purchase the property once developed and stabilized.
- On August 8, 2013, we declared a quarterly dividend on our Common Stock of $0.15 per share, which was paid on October 15, 2013 to all common stockholders of record as of September 16, 2013. Our aggregate cash dividend declarations on Common Stock and Class A Units of Preferred Apartment Communities Operating Partnership, L. P., or Class A OP Units, for the third quarter totaled $1,677,108. In addition, dividends declared on our Series A Redeemable Preferred Stock for the third quarter totaled $973,069.

Supplemental Financial Data Page 4

Third Quarter 2013 Supplemental Financial Data Page 5 AFFO guidance: We currently project AFFO to be in the range of $2,100,000 - $2,500,000 for the fourth quarter of 2013. (3) (1) See Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders and Definitions of Non-GAAP Measures on pages 7 and 13. (2) Same store property revenues and same store net operating income consist of the results from our Stone Rise and Summit Crossing communities for the periods presented. See page 12 for a reconciliation from this non-GAAP measure to its most comparable GAAP compliant measure, Net income/loss. (3) Guidance on projected AFFO for the fourth quarter of 2013 excludes any proceeds from any additional shares of our Series A Redeemable Preferred Stock or other securities that we may issue and potential dividends to be paid on those securities.

Third Quarter 2013 Supplemental Financial Data Page 6 2013 2012 2013 2012 Revenues: Rental revenues (See note 1) 5,426,402$ 2,309,943$ 14,789,074$ 6,783,328$ Other property revenues 630,970 297,159 1,596,022 843,379 Interest income on loans and notes receivable 2,531,116 634,224 5,819,146 1,110,501 Interest income on note from related party 163,787 1,925 207,700 1,925 Total revenues 8,752,275 3,243,251 22,411,942 8,739,133 Operating expenses: Property operating and maintenance 922,762 350,872 2,402,837 1,051,880 Property salary and benefits reimbursement to related party 600,547 247,165 1,633,530 738,643 Property management fees to related party 238,026 104,320 643,387 304,827 Real estate taxes 640,627 191,262 1,656,204 558,170 General and administrative 159,646 41,394 446,251 132,496 290,860 315,600 889,946 921,207 Depreciation and amortization 3,682,087 905,988 12,678,709 2,800,404 Acquisition costs 10,682 - 212,818 912 Acquisition fees to related party - - 1,029,487 - Management fees to related party 536,738 214,684 1,388,369 583,660 Insurance, professional fees, and other expenses 161,747 107,745 740,799 520,282 Total operating expenses 7,243,722 2,479,030 23,722,337 7,612,481 Operating income (loss) 1,508,553 764,221 (1,310,395) 1,126,652 Interest expense 1,538,567 615,300 3,923,331 1,688,957 Loss on early extinguishment of debt - - 604,337 - Net (loss) income (30,014) 148,921 (5,838,063) (562,305) Consolidated net loss attributable to non-controlling interests (See note 2) 127,738 - 225,894 - Net (loss) income attributable to the Company 97,724 148,921 (5,612,169) (562,305) Dividends declared to preferred stockholders (973,069) (163,059) (2,769,001) (242,744) Deemed non-cash dividend to holders of Series B Preferred Stock (see note 3) - - (7,028,557) - Earnings attributable to unvested restricted stock (4,352) (4,626) (13,496) (12,302) Net loss attributable to common stockholders (879,697)$ (18,764)$ (15,423,223)$ (817,351)$ Net loss per share of Common Stock attributable to common stockholders, basic and diluted (0.08)$ (0.00)$ (1.88)$ (0.16)$ Dividends per share declared on Common Stock 0.15$ 0.14$ 0.445$ 0.40$ Weighted average number of shares of Common Stock outstanding, basic and diluted 11,041,359 5,178,822 8,197,531 5,169,467 Nine months ended September 30, Preferred Apartment Communities, Inc. Consolidated Statements of Operations (Unaudited) Equity compensation to directors and executives Three months ended September 30,

Third Quarter 2013 Supplemental Financial Data Page 7 9/30/2013 9/30/2012 Net loss attributable to common stockholders (879,697)$ (18,764)$ Less: Loss attributable to non-controlling interests (See note 2) (127,738) - Add: Depreciation of real estate assets 2,092,763 900,307 Amortization of acquired real estate intangible assets 1,575,247 - Funds from operations attributable to common stockholders and Unitholders 2,660,575 881,543 Add: Acquisition costs 10,682 - Non-cash equity compensation to directors and executives 290,860 315,600 Amortization of loan closing costs (See note 3) 150,551 48,487 Depreciation/amortization of non-real estate assets 14,077 5,681 Net loan fees received (See note 4) 196,329 168,813 Deferred interest income received (See note 5) 55,409 - Less: Non-cash loan interest income (See note 4) (1,055,572) (225,970) Cash paid for loan closing costs - (323,918) Amortization of acquired real estate intangible liabilities (See note 6) (68,699) - Normally recurring capital expenditures (See note 7) (191,231) (52,240) Adjusted funds from operations attributable to common stockholders and Unitholders 2,062,981$ 817,996$ Common Stock dividends and distributions to Unitholders declared: Common Stock dividends 1,661,060$ 729,699$ Distributions to Unitholders (See note 2) 16,048 - Total 1,677,108$ 729,699$ Common Stock dividends and Unitholder distributions per share 0.15$ 0.14$ Weighted average shares of Common Stock and Units outstanding: (A) Basic: Common Stock 11,041,359 5,178,822 Class A Units 106,988 - Common Stock and Class A Units 11,148,347 5,178,822 Diluted: (B) Common Stock and Class A Units 11,319,409 5,428,752 Actual shares of Common Stock outstanding, including 29,016 and 33,046 unvested shares of restricted Common Stock at September 30, 2013 and 2012, respectively 11,073,731 5,212,139 Actual Class A Units outstanding 106,988 - Total 11,180,719 5,212,139 Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders (A) Three months ended: (B) Since our AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units in the Operating Partnership for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units in the Operating Partnership, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted since we recorded a net loss available to common stockholders for the periods presented. (A) Units and Unitholders refer to holders of Class A Units in our Operating Partnership. On Janurary 3, 2012, Class B Units in our Operating Partnership were granted for annual service provided in 2012. On January 3, 2013, these Class B Units became vested and earned and automatically converted to Class A Units of the Operating Partnership. These Class A Units collectively represent an approximate 0.96% weighted average non-controlling interest in the Operating Partnership for the three-month period ended September 30, 2013. See Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders on page 8.

Third Quarter 2013 Supplemental Financial Data Page 8 Notes to Consolidated Statements of Operations and Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders 1) Rental and other property revenues and expenses for the nine-month period ended September 30, 2013 include activity for the McNeil Ranch, Lake Cameron, and Ashford Park properties from January 23, 2013 (the acquisition date) through the reporting date and for Trail II from June 25, 2013 (the acquisition date) through the reporting date and so are not representative of a full period of results for those properties. 2) The 106,988 Class B Units awarded to our key executive officers for service performed during 2012 became vested and earned on January 3, 2013. These Class B OP Units automatically converted to Class A OP Units, and as such are apportioned a percentage of the Company’s financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A OP Units was calculated to be 0.96% for the three-month period ended September 30, 2013. For the three months ended September 30, 2013, we recorded an out of period adjustment related to the first and second quarters of 2013 in the amount of $118,069 to correct the allocation of net loss to the non-controlling interest in the Company’s statement of operations. 3) We incurred aggregate loan closing costs of approximately $1.8 million on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired multifamily communities. In addition, we paid a total of $323,918 in loan closing costs to secure our $15.0 million revolving line of credit, and $206,455 to increase the borrowing limit to $30.0 million in April 2013. These loan costs are being amortized over the lives of the respective loans, and the non-cash amortization expense is an addition to FFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to these assets, other than in connection with our revolving line of credit. 4) We receive loan fees in conjunction with the origination of certain real estate loans. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received, after the payment of acquisition fees to Preferred Apartment Advisors, LLC, our Manager, are additive adjustments in the calculation of AFFO. Correspondingly, the non-cash income recognized under the effective interest method is a deduction in the calculation of AFFO. We also accrue over the lives of certain loans additional interest amounts that become due the Company at the repayment of the loan, refinancing of the property, or if the property is sold to a third party. This non-cash income is deducted from FFO in the calculation of AFFO. 5) This adjustment is to reflect the receipt in the third quarter of accrued interest income, which had been earned prior to the third quarter on the TPKG 13th Street Development, LLC loan. This payment was received in conjunction with an increase in the total loan amount to the borrower. 6) This adjustment is the reversal of the non-cash amortization of below-market lease intangibles, which were recognized in conjunction with the acquisitions of the Trail II, Ashford Park and McNeil Ranch multifamily communities. These intangibles, totaling approximately $384,000, will be amortized over the estimated average remaining lease terms of six to seven months. 7) We deduct from FFO normally recurring capital expenditures that are necessary to maintain the communities’ revenue streams in the calculation of AFFO. No adjustment is made in the calculation of AFFO for non-recurring capital expenditures, which totaled $418,787 and $10,699 for the three-month periods ended September 30, 2013 and 2012, respectively. See Definitions of Non-GAAP Measures beginning on page 13.

Third Quarter 2013 Supplemental Financial Data Page 9 September 30, 2013 December 31, 2012 Assets Real estate Land 31,300,000$ 13,052,000$ Building and improvements 134,309,132 60,284,587 Furniture, fixtures, and equipment 19,374,423 8,771,346 Construction in progress 208,527 3,023 Gross real estate 185,192,082 82,110,956 Less: accumulated depreciation (12,077,716) (6,288,998) Net real estate 173,114,366 75,821,958 Real estate loans, net 68,368,471 35,106,197 Real estate loans to related party, net 3,645,069 - Total real estate and real estate loans, net 245,127,906 110,928,155 Cash and cash equivalents 5,453,006 2,973,509 Restricted cash 2,286,117 540,232 Notes receivable 11,210,388 2,450,000 Note receivable from related party 1,500,000 - Revolving line of credit to related party 4,079,877 936,827 Accrued interest receivable on real estate loans 2,523,449 718,901 Tenant receivables, net of allowance of $60,006 and $18,623 13,271 11,453 Acquired intangible assets, net of amortization of $12,093,210 and $5,537,067 596,745 - Deferred loan costs, net of amortization of $755,848 and $258,492 1,725,369 681,632 Deferred offering costs 4,614,113 3,347,965 Other assets 695,899 703,256 Total assets 279,826,140$ 123,291,930$ Liabilities and equity Liabilities Mortgage notes payable 127,516,000$ 55,637,000$ Accounts payable and accrued expenses 2,666,698 1,110,964 Revolving credit facility 24,910,667 14,801,197 Accrued interest payable 421,258 202,027 Dividends and partnership distributions payable 2,025,591 851,484 Security deposits and prepaid rents 567,847 330,108 Other deferred income 29,459 301,575 Total liabilities 158,137,520 73,234,355 Commitments and contingencies Equity Stockholder's equity Series A Redeemable Preferred Stock, $0.01 par value per share; 150,000 shares authorized; 72,030 and 19,762 shares issued; 71,960 and 19,762 shares outstanding at September 30, 2013 and December 31, 2012, respectively 720 198 Common Stock, $0.01 par value per share; 400,066,666 shares authorized; 11,044,715 and 5,288,444 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively 110,446 52,885 Additional paid in capital 135,483,845 59,412,744 Accumulated deficit (15,020,422) (9,408,253) Total stockholders' equity 120,574,589 50,057,574 Non-controlling interest 1,114,031 1 Total equity 121,688,620 50,057,575 Total liabilities and equity 279,826,140$ 123,291,930$ Preferred Apartment Communities, Inc. Consolidated Balance Sheets (Unaudited)

Third Quarter 2013 Supplemental Financial Data Page 10 September 30, 2013 September 30, 2012 Operating activities: Net loss (5,838,063) (562,305)$ Reconciliation of net loss to net cash provided by operating activities: Depreciation expense 5,788,718 2,796,950 Amortization expense 6,889,991 3,454 Amortization of below market lease (330,394) - Deferred fee income amortization (241,732) (41,236) Deferred loan cost amortization 571,721 91,473 Deferred interest income on real estate loans (1,804,548) (318,296) Equity compensation to executives and directors 889,946 921,207 Deferred cable income amortization (8,201) - Changes in operating assets and liabilities: (Increase) in tenant receivables (1,818) (2,127) Decrease (increase) in other assets 84,430 (338,579) Increase in accounts payable and accrued expenses 13,829 291,743 Increase in accrued interest payable 28,892 40,103 (Decrease) increase in security deposits (11,025) 10,079 Increase in prepaid rents 43,309 114,155 Increase in deferred income - 16,275 Net cash provided by operating activities 6,075,055 3,022,896 Investing activities: Investments in real estate loans (43,720,651) (25,190,708) Notes receivable issued (11,155,618) (1,580,544) Notes receivable repaid 956,665 650,000 Draw on line of credit by related party (6,538,982) (590,233) Repayments of line of credit by related party 3,168,909 245,032 Acquisition fees received on real estate loans 1,410,098 517,057 Acquisition fees paid on real estate loans (705,049) (258,528) Acquisition of properties, net (33,447,617) - Additions to real estate assets - improvements (1,129,263) (290,051) (Increase) in restricted cash (701,770) (124,566) Net cash used in investing activities (91,863,278) (26,622,541) Financing activities: Proceeds from mortgage notes payable 59,045,000 - Payments for mortgage extinguishment (56,594,389) - Payments for mortgage loan costs (1,607,394) (309,500) Proceeds from revolving lines of credit 48,909,149 15,000,000 Payments on revolving lines of credit (38,799,679) - Proceeds from sales of Series B Preferred Stock, net of offering costs 36,959,366 - Proceeds from sales of Units, net of offering costs 47,560,602 10,951,202 Common Stock dividends paid (3,203,573) (1,997,573) Preferred Stock dividends paid (2,500,386) (184,552) Class A Unit distributions (31,561) - Payments for deferred offering costs (1,469,415) (1,911,644) Net cash provided by financing activities 88,267,720 21,547,933 Net increase (decrease) in cash and cash equivalents 2,479,497 (2,051,712) Cash and cash equivalents, beginning of period 2,973,509 4,548,020 Cash and cash equivalents, end of period 5,453,006$ 2,496,308$ Supplemental cash flow information: Cash paid for interest 4,175,177$ 1,636,010$ Supplemental disclosure of non-cash activities: Accrued capital expenditures 94,747$ 26,967$ Dividends payable - common 1,661,060$ 729,699$ Dividends payable - preferred 348,483$ 58,062$ Deemed non-cash dividend to holders of Series B Preferred Stock 7,028,557$ -$ Partnership distributions payable to non-controlling interests 16,048$ -$ Accrued and payable deferred offering costs 452,874$ 291,329$ Reclass of offering costs from deferred asset to equity 362,511$ 31,158$ Receivable from third party for offering costs -$ 234,679$ Mortgage loans assumed on acquisitions 69,428,389$ -$ Mezzanine loan balance applied to purchase of property 6,326,898$ -$ Preferred Apartment Communities, Inc. Consolidated Statements of Cash Flows (Unaudited) Nine months ended

PREFERREDAPARTMENT | COMMUNITIES®

Real Estate Loan Portfolio

The following table presents details of our real estate loan portfolio as of September 30, 2013:

Project/Property (1)		Location	Total units upon completion	Loan balance at September 30, 2013 (6)	Total loan commitments	Purchase option window Begin	Purchase option window End	Purchase option price
Summit II		Suburban Atlanta, GA	140	$ 6,063,651	$ 6,103,027	10/1/2014	2/28/2015	$ 19,254,155
Crosstown Walk	(2)	Suburban Tampa, FL	342	9,792,076	10,962,000	7/1/2016	12/31/2016	$ 39,654,273
City Park		Charlotte, NC	284	9,921,651	10,000,000	11/1/2015	3/31/2016	$ 30,945,845
City Vista		Pittsburgh, PA	272	12,055,977	12,153,000	2/1/2016	5/31/2016	$ 43,560,271
Madison - Rome	(3)	Rome, GA	-	5,319,550	5,360,042	N/A	N/A	N/A
Lely		Naples, FL	308	7,918,630	12,713,242	4/1/2016	8/30/2016	$ 43,500,000
Overton		Atlanta, GA	294	11,646,967	16,600,000	7/8/2016	12/8/2016	$ 51,500,000
Haven West	(4)	Carrollton, GA	160	2,067,145	6,940,795	8/1/2016	1/31/2017	$ 26,138,466
Starkville	(5)	Starkville, MS	-	1,577,924	1,730,000	N/A	N/A	N/A
Newtown		Williamsburg, VA	247	5,649,970	10,346,000	2/1/2016	9/15/2016	$ 44,266,000
			2,047	$ 72,013,541	$ 92,908,106			

(1) All loans are mezzanine loans pertaining to developments of multifamily communities, except as otherwise indicated.
(2) Crosstown Walk was a land acquisition bridge loan that was converted to a mezzanine loan in April 2013.
(3) Madison-Rome is a mezzanine loan for an 88,351 square foot retail development project. On October 16, 2013, the anchor tenant obtained a certificate of occupancy and took possession of approximately 54,340 square feet of space.
(4) Planned 568 bed student housing community.
(5) Bridge loan in support of a planned 168-unit, 536-bed student housing community.
(6) Loan balances are presented net of any associated deferred revenue related to loan fees.

Capital Expenditures

We regularly incur capital expenditures related to our owned properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property's value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operational cash flows for funding.

For the three-month period ended September 30, 2013, our capital expenditures were:

	Summit Crossing	Trail Creek	Stone Rise	Ashford Park	McNeil Ranch	Lake Cameron	Total
Nonrecurring capital expenditures:							
Budgeted at property acquisition	$ -	$ -	$ -	$ 220,437	$ 97,844	$ 88,572	$ 406,853
Other nonrecurring capital expenditures	-	4,300	7,634	-	-	-	11,934
Total nonrecurring capital expenditures	-	4,300	7,634	220,437	97,844	88,572	418,787
Normally recurring capital expenditures	22,182	29,565	23,687	59,649	26,763	29,385	191,231
Total capital expenditures	$ 22,182	$ 33,865	$ 31,321	$ 280,086	$ 124,607	$ 117,957	$ 610,018

Supplemental Financial Data Page 11

PREFERREDAPARTMENT | COMMUNITIES®

Physical and Average Economic Occupancy

On September 30, 2013, our aggregate physical occupancy was 95.4%. For the three-month period ended September 30, 2013, our average monthly economic occupancy was 93.7% and our average physical occupancy was 95.9%. We define physical occupancy as the number of units occupied divided by total apartment units. We calculate average economic occupancy by dividing gross potential rent less vacancy losses, model expenses, bad debt expenses and concessions by gross potential rent.

Same Store Financial Data

The following chart presents same store operating results for the Company's multifamily communities that have been owned for at least 15 full months, enabling comparisons of the current reporting period to the prior year comparative period. For the periods presented, same store operating results consist of the operating results of our Summit Crossing and Stone Rise communities; our Trail Creek community's results are reported in combination with Trail II subsequent to the June 25, 2013 acquisition date of Trail II and are not included in the same store results below. Same store net operating income is a non-GAAP measure that is most directly comparable to net income/loss, with a reconciliation following below.

Same Store Net Operating Income
Summit Crossing and Stone Rise Multifamily Communities

	Three months ended:		$ inc	% inc
	9/30/2013	9/30/2012	(dec)	(dec)
Revenues:				
Rental revenues	$ 1,764,216	$ 1,695,757	$ 68,459	4.0%
Other property revenues	238,763	233,907	4,856	2.1%
Total revenues	2,002,979	1,929,664	73,315	3.8%
Operating expenses:				
Property operating and maintenance	459,051	455,630	3,422	0.8%
Property management fees	74,838	75,354	(516)	(0.7)%
Real estate taxes	208,150	133,867	74,282	55.5% [1]
Other	57,453	64,164	(6,711)	(10.5)%
Total operating expenses	799,491	729,015	70,477	9.7%
Same store net operating income	**$ 1,203,488**	**$ 1,200,650**	**$ 2,838**	0.2% [1]

[1] Same store NOI for the three-month period ended September 30, 2013 included a revision of estimate of approximately $74,000 to reflect an increase in annual property tax expense for our Summit Crossing community for the nine month period ended September 30, 2013. Excluding the portion of this revision that pertains to the six month period ended June 30, 2013, our same store NOI for the three-month period ended September 30, 2013 would have increased approximately 4.3% compared to same store NOI for the three-month period ended September 30, 2012.

Reconciliation of Same Store Net Operating Income (NOI) to Net (Loss) Income

	Three months ended:	
	9/30/2013	9/30/2012
Same store net operating income	**$ 1,203,488**	**$ 1,200,650**
Add:		
Non-same-store property revenues	4,054,393	677,437
Less:		
Non-same-store property operating expenses	1,806,283	250,999
Property net operating income	3,451,598	1,627,089
Add:		
Interest revenue	2,694,903	636,149
Less:		
Depreciation and amortization	3,682,087	905,988
Interest expense	1,538,567	615,300
Acquisition costs	10,682	-
Other corporate expenses	945,179	593,029
Net (loss) income	**$ (30,014)**	**$ 148,921**

Supplemental Financial Data Page 12

Third Quarter 2013 Supplemental Financial Data Page 13 Definitions of Non-GAAP Measures Funds From Operations Attributable to Common Stockholders and Unitholders (“FFO”) Analysts, managers, and investors have, since the first real estate investment trusts were created, made certain adjustments to reported net income amounts under U.S. GAAP in order to better assess these vehicles’ liquidity and cash flows. FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 “White Paper on Funds From Operations,” which was most recently revised in 2012, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. The NAREIT definition of FFO (and the one reported by the Company) is: Net income/loss:  Excluding impairment charges on and gains/losses from sales of depreciable property;  Plus depreciation and amortization of real estate assets; and  After adjustments for unconsolidated partnerships and joint ventures. Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. The Company believes FFO is useful to investors as a supplemental gauge of our operating and cash-generating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, which the Company believes to be net income/loss available to common stockholders. Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (“AFFO”) AFFO makes further adjustments to FFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as: FFO, plus:  Acquisition costs;  Organization costs;  Non-cash equity compensation to directors and executives;  Amortization of loan closing costs;  Depreciation and amortization of non-real estate assets;  Net loan fees received;  Loan exit fees received;  Adjustments for non-cash dividends; and  Losses on early debt extinguishment; Less:  Non-cash loan interest income;  Cash paid for loan closing costs;  Amortization of acquired intangible liabilities; and  Normally recurring capital expenditures.

Third Quarter 2013 Supplemental Financial Data Page 14 AFFO figures reported by us may not be comparable to those reported by other companies. Investors are cautioned that AFFO excludes acquisition costs which are generally recorded in the periods in which the properties are acquired (and often preceding periods). We utilize AFFO to measure the liquidity generated by our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities. AFFO is a useful supplement to, but not a substitute for, its closest GAAP-compliant measure, which we believe to be net income/loss available to common stockholders. Same Store Net Operating Income “NOI” The Company uses same store net operating income as an operational metric for properties the Company has owned for at least 15 full months, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. The Company defines net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. The Company believes that net operating income is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for its closest GAAP-compliant measure, which we believe to be net income/loss. For further information: Leonard A. Silverstein President and Chief Operating Officer Preferred Apartment Communities, Inc. lsilverstein@pacapts.com +1-770-818-4147